Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Patriot National, Inc.

Fort Lauderdale, FL

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2015 relating to the combined financial statements of Patriot National, Inc. which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Certified Public Accountants

Miami, Florida

October 15, 2015